FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:

AngioDynamics Inc. Mark Frost, CFO (800) 772-6446 x1981 mfrost@AngioDynamics.com	EVC Group, Inc. Greg Gin/Robert Jones (646) 445-4801; (646) 201-5447 ggin@evcgroup.com; bjones@evcgroup.com	EVC Group, Inc. Chris Gale (646) 201-5431 cgale@evcgroup.com

AngioDynamics Reports Fiscal 2013 Third Quarter Financial Results

•	Net sales of $81.6 million
•	GAAP net loss of $0.03 per share; Adjusted (Non-GAAP) net income of $0.08 per share
•	Adjusted EBITDA of $12.7 million, or $0.37 per share; 54% growth over Q3 FY12
•	Operating cash flow of $10 million versus $6.8 million in prior year

ALBANY, N.Y., (April 8, 2013) – AngioDynamics (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported financial results for the fiscal 2013 third quarter and nine months ended February 28, 2013. Net sales for the third quarter were $81.6 million, compared to $51.6 million reported for the third quarter of fiscal 2012. The Company reported a GAAP net loss of $0.03 per share and adjusted earnings per share of $0.08.

“We had a very challenging sales quarter,” said Joseph M. DeVivo, President and Chief Executive Officer. “Our U.S. Sales organization is still managing the effects of significant change while re-establishing positive momentum in our business. Third quarter sales were in line with our reduced expectations, while we continued to execute operationally, generating higher profitability than our revised expectations by successfully delivering cash improvements and cost savings. We remain confident in our business model, and are encouraged by positive movement, including converting several large PICC accounts to BioFlo, selling NanoKnife generators to European Urologists, generating ahead of plan AngioVac sales, recognizing our first U.S. Microsulis sales and executing a U.S. sole-source IDN agreement potentially worth more than $2 million annually. We firmly believe our acquisitions and investments position us to become a more competitive force in the markets we serve, and are committed to delivering top and bottom line growth for our investors.”

Q3 FY13 Financial Results

Net sales for the third quarter were $81.6 million, compared to the $51.6 million reported a year ago. On a pro forma basis, which includes sales from Navilyst Medical and excludes sales from LC Beads, net sales for the third quarter decreased 2% compared to prior year pro forma net sales of $83.4 million. On a pro forma basis, Vascular net sales in the third quarter decreased 4% to $69 million compared to $72 million in the prior year period, and Oncology/Surgery net sales increased 10% to $10.4 million from $9.5 million a year ago. Pro forma net sales in the U.S. decreased 5% to $65.9 million from $69.1 million in the prior year period, and International pro forma net sales increased

10% to $15.7 million from $14.3 million a year ago.

The Company narrowed its net loss in the third quarter to $1 million, or $0.03 per share, compared to a net loss of $1.8 million, or $0.07 per share, a year ago. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $2.8 million, or $0.08 per share, compared to $1.2 million, or $0.05 per share, a year ago. The year-over-year increase in adjusted net income was due to the Company’s ongoing cost reduction initiatives and a reduction of accrued incentive compensation during the third quarter based on the Company’s financial performance, which partially offset the lower than expected sales level. Diluted average shares outstanding increased to 35.3 million in the quarter from 25.1 million in the prior year period due to the additional shares issued in conjunction with the Navilyst Medical acquisition.

Third quarter EBITDA grew to $6.5 million, or $0.19 per share, compared to $0.4 million, or $0.02 per share, a year ago. Adjusted EBITDA, excluding the items shown in the attached reconciliation table, increased to $12.7 million, or $0.37 per share, in the third quarter compared to $6.1 million, or $0.24 per share, a year ago.

During the third quarter, operating cash flow improved to $10 million compared to $6.8 million in the prior year quarter. At February 28, 2013, cash and investments were $18.8 million, and debt was $144.4 million.

Select Operational Highlights

•
In February, AngioDynamics completed the acquisition of certain assets of Microsulis Medical Ltd., including the Acculis MTA microwave ablation system. The system utilizes a single, high-power, high-frequency 2.45 GHz saline-cooled applicator that may provide advantages to clinicians and patients, including faster ablation of soft tissue. During the quarter, the Company recognized its first Microsulis sales in the U.S.

•
During the quarter, AngioDynamics executed a sole source contract with a leading IDN to provide vascular access products including ports and peripherally inserted central catheters (PICCs) to their members.

Year-to-Date Financial Results

For the nine months ended February 28, 2013, net sales were $252 million, a 54% increase over the $164.1 million reported a year ago and flat on a pro forma basis. Net income was $0.3 million, or $0.01 per share, compared to net income of $1.9 million, or $0.08 per share, as reported a year ago. Adjusted net income, excluding costs relating to the Navilyst Medical acquisition, as well as other costs detailed in the attached reconciliation table, was $9.9 million, or $0.28 per share, compared to $4.7 million, or $0.19 per share, a year ago. Adjusted EBITDA was $39.7 million, or $1.12 per share, compared to $19.4 million, or $0.77 per share, a year ago.

Fiscal 2013 Guidance
Adjusted
Non-GAAP

Sales ($ in mils.) (a)	337 – 341
EBITDA ($ in mils.) (b) (c)	50 – 52
EPS ($) (d)	0.32 – 0.35

a) Fiscal Year 2012 pro forma combined sales excluding LC Beads were $344.3 million.
b) Adjusted result reflects an estimated $16 million in acquisition-related and restructuring costs, which include amortization of inventory basis step-up, accelerated asset depreciation, transaction-related professional fees, employment severance costs, our QCTA program, the closure of the U.K. manufacturing facility, and an impairment charge associated with a discontinued product offering.

c) $16 million in amortization, $8 million in depreciation, and $2 million in purchase accounting expenses related to Vortex Medical and Microsulis acquisitions are excluded.
(d) Approximately 36 million diluted shares outstanding and a 37% tax rate.

Conference Call

AngioDynamics will host a conference call today at 4:30 p.m. Eastern Time to discuss its third quarter results. To participate in the live call, please dial 1-877-941-8609. In addition, a live webcast and archived replay of the call will be available at http://investors.angiodynamics.com. To access the live webcast, please go to the website 15 minutes prior to its start to register, download and install the necessary software.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma sales growth, sales on a constant currency basis, EBITDA (income before interest, taxes, depreciation and amortization), adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics

AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at www.AngioDynamics.com.

Trademarks

AngioDynamics, the AngioDynamics logo, AngioVac, Acculis, NanoKnife and BioFlo are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, including Navilyst Medical and its products, R&D capabilities, infrastructure and employees as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2012. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Nine months ended
	Feb 28,	Feb 29,	Feb 28,	Feb 29,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net sales	$ 81,571	$ 51,567	$ 251,994	$ 164,097
Cost of sales
Acquired inventory step-up	400	-	3,845	-
Quality call to action	38	912	850	912
Other cost of sales	39,932	21,241	122,552	68,395
Total cost of sales	40,370	22,153	127,247	69,307
Gross profit	41,201	29,414	124,747	94,790
% of net sales	50.5%	57.0%	49.5%	57.8%

Operating expenses
Research and development	5,793	4,574	19,881	15,289
Sales and marketing	18,520	15,802	55,734	47,958
General and administrative	6,046	4,434	19,854	13,371
Amortization of intangibles	4,314	2,320	11,961	6,914
Medical device tax	683	-	683	-
Change in fair value of contingent consideration	630	-	827	-
Acquisition and other non-recurring	5,157	5,041	9,943	7,372
Total operating expenses	41,143	32,171	118,883	90,904
Operating income (loss)	58	(2,757)	5,864	3,886
Other income (expense), net	(1,879)	(123)	(5,707)	(1,094)
Income (loss) before income taxes	(1,821)	(2,880)	157	2,792
Provision for (benefit from) income taxes	(829)	(1,112)	(99)	858
Net income (loss)	$ (992)	$ (1,768)	$ 256	$ 1,934

Earnings (loss) per common share
Basic	$ (0.03)	$ (0.07)	$ 0.01	$ 0.08
Diluted	$ (0.03)	$ (0.07)	$ 0.01	$ 0.08

Weighted average common shares
Basic	34,834	25,129	34,787	25,114
Diluted	34,834	25,129	35,315	25,289

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Nine months ended
	Feb 28,	Feb 29,	Feb 28,	Feb 29,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income (loss)	$ (992)	$ (1,768)	$ 256	$ 1,934

After tax:
Acquisition and other non-recurring (1)	3,110	2,561	6,158	3,941
Quality Call to Action Program (2)	24	579	540	579
Inventory step-up (3)	254	-	2,442	-
Product recalls (4)	-	290	-	1,157
Contingent earn out valuation (5)	400	-	525	-
LC Beads contribution (6)	-	(474)	-	(2,885)
Adjusted net income	$ 2,797	$ 1,188	$ 9,920	$ 4,726

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

		Three months ended			Nine months ended
		Feb 28,		Feb 29,	Feb 28,		Feb 29,
		2013		2012	2013		2012
		(unaudited)			(unaudited)

Diluted earnings (loss) per share		$ (0.03)		$ (0.07)	$ 0.01		$ 0.08

After tax:
	Acquisition and other non-recurring (1)	0.09		0.10	0.17		0.16
	Quality Call to Action Program (2)	0.00		0.02	0.02		0.02
	Inventory step-up (3)	0.01		-	0.07		-
	Product recalls (4)	-		0.01	-		0.05
	Contingent earn out valuation (5)	0.01		-	0.01		-
	LC Beads contribution (6)	-		(0.02)	-		(0.11)
	Adjusted diluted earnings per share	$ 0.08	*	$ 0.05	$ 0.28	*	$ 0.19

* Does not sum due to rounding

(1)	Includes costs relating to acquisitions, debt financing, business restructuring and executive transitions, and a program to close a manufacturing facility in the U.K.
(2)	Direct costs of implementing a comprehensive Quality Call to Action program to review and augment the quality management systems at our Queensbury and Fremont facilities.
(3)	Amortization of basis step-up of acquired Navilyst inventory.
(4)	Costs attributable to voluntary product recalls.
(5)	Impact of revaluation of contingent earn outs related to acquisitions
(6)	Reflects estimated contribution of LC Beads distribution contract which expired on December 31, 2011.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA:

	Three months ended		Nine months ended
	Feb 28,	Feb 29,	Feb 28,	Feb 29,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income (loss)	$ (992)	$ (1,768)	$ 256	$ 1,934

Provision for (benefit from) income taxes	(829)	(1,112)	(99)	858
Other income (expense), net	1,879	123	5,707	1,094
Amortization of intangibles	4,314	2,320	11,961	6,914
Depreciation	2,126	868	6,419	3,048
EBITDA	6,498	431	24,244	13,848

Acquisition and other non-recurring (1)	5,157	5,041	9,943	7,372
Quality Call to Action Program (2)	38	912	850	912
Inventory step-up (3)	400	-	3,845	-
Product recalls (4)	-	457	-	1,822
Contingent earn out revaluation (5)	630	-	827	-
LC Beads contribution (6)	-	(747)	-	(4,544)
Adjusted EBITDA	$ 12,723	$ 6,094	$ 39,709	$ 19,410

EBITDA per common share
Assumes Diluted	$ 0.19	$ 0.02	$ 0.69	$ 0.55

Adjusted EBITDA per common share
Assumes Diluted	$ 0.37	$ 0.24	$ 1.12	$ 0.77

Reconciliation of Operating Income to non-GAAP Adjusted Operating Income:

	Three months ended		Nine months ended
	Feb 28,	Feb 29,	Feb 28,	Feb 29,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Operating income (loss)	$ 58	$ (2,757)	$ 5,864	$ 3,886

Acquisition and other non-recurring (1)	5,157	5,041	9,943	7,372
Quality Call to Action Program (2)	38	912	850	912
Inventory step-up (3)	400	-	3,845	-
Product recalls (4)	-	457	-	1,822
Contingent earn out revaluation (5)	630	-	827	-
LC Beads contribution (6)	-	(747)	-	(4,544)
Adjusted Operating income	$ 6,283	$ 2,906	$ 21,329	$ 9,448

(1)	Includes costs relating to acquisitions, debt financing, business restructuring and executive transitions, and a program to close a manufacturing facility in the U.K.
(2)	Direct costs of implementing a comprehensive Quality Call to Action program to review and augment the quality management systems at our Queensbury and Fremont facilities.
(3)	Amortization of basis step-up of acquired Navilyst inventory.
(4) Costs attributable to voluntary product recalls.
(5)	Impact of revaluation of contingent earn outs related to acquisitions
(6)	Reflects estimated contribution of LC Beads distribution contract which expired on December 31, 2011.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT NON GAAP RECONCILIATION
FOR THE QUARTER ENDED FEBRUARY 28, 2013
(in thousands, except per share data)
(Unaudited)

		Quality	Acquisition	Severance/
	GAAP	Control	Related	Restructuring	Other	NON GAAP
	Results	Initiative	Costs	Costs	Items, Net	Results

Net sales	$ 81,571					$ 81,571
Cost of sales	40,370	(38)	(400)			39,932
Gross profit	41,201	38	400	-	-	41,639
% of net sales	50.5%					51.0%

Operating expenses
Research and development	5,793					5,793
Sales and marketing	18,520					18,520
General and administrative	6,046					6,046
Amortization of intangibles	4,314					4,314
Medical Device tax	683					683
Contingent earn out revaluation	630		(630)			-
Acquisition and other non-recurring	5,157		(928)	(1,578)	(2,651)	-
Total operating expenses	41,143	-	(1,558)	(1,578)	(2,651)	35,356
Operating income	58	38	1,958	1,578	2,651	6,283
Other income (expense), net	(1,879)					(1,879)
Income (loss) before income taxes	(1,821)	38	1,958	1,578	2,651	4,404
Provision for (benefit from) income taxes	(829)	14	878	576	968	1,607
Net income (loss)	$ (992)	$ 24	$ 1,080	$ 1,002	$ 1,683	$ 2,797

Earnings (loss) per common share
Assumes Diluted	$ (0.03)	$ 0.00	$ 0.03	$ 0.03	$ 0.05	$ 0.08

Weighted average common shares
Assumes Diluted	35,334	35,334	35,334	35,334	35,334	35,334

Effective Tax Rate	46%	37%	45%	37%	37%	37%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT NON GAAP RECONCILIATION
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2013
(in thousands, except per share data)
(Unaudited)

		Quality	Acquisition	Severance/
	GAAP	Control	Related	Restructuring	Other	NON GAAP
	Results	Initiative	Costs	Costs	Items, Net	Results

Net sales	$ 251,994					$ 251,994
Cost of sales	127,247	(850)	(3,845)			122,552
Gross profit	124,747	850	3,845	-	-	129,442
% of net sales	49.5%					51.4%

Operating expenses
Research and development	19,881					19,881
Sales and marketing	55,734					55,734
General and administrative	19,854					19,854
Amortization of intangibles	11,961					11,961
Medical device tax	683					683
Contingent earn out revaluation	827		(827)			-
Acquisition and other non-recurring	9,943		(2,924)	(4,396)	(2,623)	-
Total operating expenses	118,883	-	(3,751)	(4,396)	(2,623)	108,113
Operating income	5,864	850	7,596	4,396	2,623	21,329
Other income (expense), net	(5,707)					(5,707)
Income before income taxes	157	850	7,596	4,396	2,623	15,622
Provision for income taxes	(99)	310	2,929	1,605	957	5,702
Net income (loss)	$ 256	$ 540	$ 4,667	$ 2,791	$ 1,666	$ 9,920

Earnings per common share
Assumes Diluted	$ 0.01	$ 0.02	$ 0.13	$ 0.08	$ 0.05	$ 0.28

Weighted average common shares
Assumes Diluted	35,315	35,315	35,315	35,315	35,315	35,315

Effective Tax Rate	-63%	37%	39%	37%	37%	37%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRELIMINARY NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended (b)			Nine months ended (c)
	Feb 28,	Feb 29,	%	Feb 28,	Feb 29,	%
	2013	2012	Growth	2013	2012	Growth

Net Sales by Product Category
Vascular
Peripheral Vascular	$ 42,616	$ 22,852	86%	$ 131,677	$ 66,899	97%
Vascular Access	26,391	15,062	75%	79,732	45,863	74%
Total Vascular	69,007	37,914	82%	211,409	112,762	87%
Oncology/Surgery	10,449	13,653	(23%)	33,688	51,335	(34%)
Supply Agreement	2,115	-	N/A	6,897	-	N/A
Total	$ 81,571	$ 51,567	58%	$ 251,994	$ 164,097	54%
	0	0		0	0
Net Sales by Geography
United States	$ 65,899	$ 43,629	51%	$ 203,579	$ 140,587	45%
International	15,672	7,938	97%	48,415	23,510	106%
Total	$ 81,571	$ 51,567	58%	$ 251,994	$ 164,097	54%

PRO FORMA (a)

Net Sales by Product Category
Vascular
Peripheral Vascular	$ 42,616	$ 44,412	(4%)	$ 131,677	$ 131,926	(0%)
Vascular Access	26,391	27,598	(4%)	79,732	83,306	(4%)
Total Vascular	69,007	72,010	(4%)	211,409	215,232	(2%)
Oncology/Surgery	10,449	9,521	10%	33,688	30,080	12%
Supply Agreement	2,115	1,838	15%	6,897	7,037	(2%)
Total	$ 81,571	$ 83,369	(2%)	$ 251,994	$ 252,349	(0%)

Net Sales by Geography
United States	$ 65,899	$ 69,064	(5%)	$ 203,579	$ 210,247	(3%)
International	15,672	14,305	10%	48,415	42,102	15%
Total	$ 81,571	$ 83,369	(2%)	$ 251,994	$ 252,349	(0%)

(a) As if AngioDynamics (excluding LC Beads) and Navilyst Medical were combined in all periods.
(b) Days sales outstanding for the three months ended Feb 28, 2013 and Feb 29, 2012, were 60 and 61 days, respectively.
(c) Days sales outstanding for the nine months ended Feb 28, 2013 and Feb 29, 2012, were 187 and 188 days, respectively.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRO FORMA PRODUCT LINE NET SALES EXCLUDING LCBEADS
(in thousands)

	Three months ended			Nine months ended
	Feb 28,	Feb 29,	%	Feb 28,	Feb 29,	%
	2013	2012	Growth	2013	2012	Growth
	(unaudited)			(unaudited)
Net Sales by Product Line
Vascular
Peripheral Vascular
Fluid Management	$ 19,096	$ 20,674	(8%)	$ 60,302	$ 62,179	(3%)
Venacure EVLT	10,086	10,482	(4%)	30,325	29,366	3%
Core products	13,713	13,254	3%	40,442	39,896	1%
Other	(279)	2	N/A	608	484	26%
Total Peripheral Vascular	42,616	44,412	(4%)	131,677	131,925	(0%)

Vascular Access
PICCS	12,550	13,703	(8%)	38,455	40,803	(6%)
Ports	7,571	7,641	(1%)	23,080	23,296	(1%)
Dialysis	4,813	5,174	(7%)	14,194	15,883	(11%)
Other	1,457	1,080	35%	4,003	3,324	20%
Total Vascular Access	26,391	27,598	(4%)	79,732	83,306	(4%)
Total Vascular	69,007	72,010	(4%)	211,409	215,231	(2%)
Oncology/Surgery
Thermal Ablation	6,290	5,839	8%	19,791	17,424	14%
Nanoknife	2,621	2,029	29%	8,792	7,495	17%
Other	1,538	1,653	(7%)	5,105	5,161	(1%)
Total Oncology/Surgery	10,449	9,521	10%	33,688	30,080	12%
Supply Agreement	2,115	1,838	15%	6,897	7,038	(2%)
Total Net Sales	$ 81,571	$ 83,369	(2%)	$ 251,994	$ 252,349	(0%)
	0			0	$ -

Net Sales by Geography
United States	$ 65,899	$ 69,064	(5%)	$ 203,579	$ 210,247	(3%)
International	15,672	14,305	10%	48,415	42,102	15%
Total	$ 81,571	$ 83,369	(2%)	$ 251,994	$ 252,349	(0%)

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Feb 28,	May 31,
	2013	2012
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$ 16,625	$ 23,508
Escrow receivable	-	2,500
Marketable securities	2,154	14,070
Total cash, escrow receivable and investments	18,779	40,078

Receivables, net	45,110	48,588
Inventories, net	61,973	55,823
Deferred income taxes	6,754	4,923
Prepaid income taxes	4,194	3,180
Prepaid expenses and other	9,630	6,646
Total current assets	146,440	159,238

Property, plant and equipment, net	61,187	55,915
Intangible assets, net	219,238	147,266
Goodwill	356,692	308,912
Deferred income taxes	7,268	39,198
Other non-current assets	5,646	11,240
Total Assets	$ 796,471	$ 721,769

Liabilities and Stockholders' Equity
Current portion of long-term debt	$ 7,500	$ 7,500
Current portion of contingent consideration	9,121	-
Other current liabilities	50,209	47,922
Total current liabilities	66,830	55,422
Long-term debt, net of current portion	136,875	142,500
Contingent consideration, net of current portion	65,173	-
Other long-term liabilities	236	327
Total Liabilities	269,114	198,249

Stockholders' equity	527,357	523,520
Total Liabilities and Stockholders' Equity	$ 796,471	$ 721,769

Shares outstanding	35,041	34,826

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Nine months ended
	Feb 28,	Feb 29,	Feb 28,	Feb 29,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income (loss)	$ (992)	$ (1,768)	$ 256	$ 1,934
Depreciation and amortization	6,410	3,188	18,571	9,962
Change in fair value of contingent consideration	630	-	827	-
Tax effect of exercise of stock options	82	(39)	(422)	(237)
Deferred income taxes	1,915	(1,305)	4,090	(247)
Stock-based compensation	997	1,121	3,372	2,998
Amortization of inventory step-up	400	-	3,845	-
Other	1,304	314	733	(178)
Changes in operating assets and liabilities
Receivables	2,454	4,728	3,957	372
Inventories	644	1,269	(9,308)	(277)
Accounts payable and accrued liabilities	(3,273)	2,565	(10,134)	3,457
Other	(571)	(3,284)	(273)	(5,282)
Net cash provided by operating activities	10,000	6,789	15,514	12,502

Cash flows from investing activities:
Additions to property, plant and equipment	(2,921)	(821)	(7,708)	(1,879)
Acquisition of businesses, net of cash acquired	(10,966)	(200)	(25,274)	(500)
Proceeds from sale of assets	-	-	801	1,000
Change in restricted cash	2,500	-	2,500	-
Purchases, sales and maturities of marketable securities, net	-	(15,684)	11,855	(24,061)
Net cash used in investing activities	(11,387)	(16,705)	(17,826)	(25,440)

Cash flows from financing activities:
Repayment of long-term debt	(1,875)	(70)	(5,625)	(205)
Proceeds from exercise of stock options and ESPP	620	1,062	1,096	3,312
Repurchase and retirement of shares	-	-	-	(2,104)
Net cash (used in) provided by financing activities	(1,255)	992	(4,529)	1,003

Effect of exchange rate changes on cash	(54)	16	(42)	(2)
Increase (Decrease) in cash and cash equivalents	(2,696)	(8,908)	(6,883)	(11,937)

Cash and cash equivalents
Beginning of period	19,321	42,955	23,508	45,984
End of period	$ 16,625	$ 34,047	$ 16,625	$ 34,047

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